UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 19, 2019, Invesco Mortgage Capital Inc., a Maryland corporation (the “Company”), IAS Operating Partnership LP (the “Operating Partnership”), and Invesco Advisers, Inc. (the “Manager”), entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with JonesTrading Institutional Services LLC, as sale agent (the “Placement Agent”). Under the terms of the Equity Distribution Agreement, the Company may sell up to (a) 1,500,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Shares”), (b) up to 1,500,000 shares of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Shares”) and (c) up to 4,000,000 shares of 7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Shares” and, together with the Series A Shares, and the Series B Shares, the “Shares”), from time to time (the “Offering”). Sales of the Shares, if any, may be made by means of ordinary broker’s transactions at prevailing market prices at the time of sale, or as otherwise agreed with the Placement Agent. Pursuant to the Equity Distribution Agreement, the Company will pay the Placement Agent compensation of up to 2% of the gross proceeds from the sale of the Shares sold through the Placement Agent.

The Company intends to add the net proceeds from sales of the Shares to the Company’s general corporate funds, which the Company may use for new investments in accordance with its investment policy in place at the time of such investments, to repay indebtedness or for other general corporate purposes. The Company has not yet determined which of its outstanding indebtedness, if any, will be repaid with the proceeds of the Offering.

The Company is not obligated to sell, and the Placement Agent is not obligated to buy or sell, any Shares under the Equity Distribution Agreement. No assurance can be given that the Company will sell any Shares under the Equity Distribution Agreement, or, if it does, as to the price or amount of Shares that it sells, or the dates when such sales will take place.

The Shares will be offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-229917), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on February 27, 2019 (the “Registration Statement”).

A copy of the Equity Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”), and the information in the Equity Distribution Agreement is incorporated into this Item 1.01 by this reference. The foregoing description of the Equity Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the potential issuances and sales of the Shares pursuant to the Equity Distribution Agreement, the Company caused Articles Supplementary to be filed with the Maryland State Department of Assessments and Taxation on March 19, 2019, classifying (i) 1,500,000 shares of the Company’s authorized preferred stock as additional Series A Shares, (ii) 1,500,000 shares of the Company’s authorized preferred stock as additional Series B Shares and (iii) 4,000,000 shares of the Company’s authorized preferred stock as additional Series C Shares. A copy of each of the above-referenced Articles Supplementary is attached to this Report as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The Equity Distribution Agreement listed below and filed as Exhibit 1.1 to this Report, as well as the other materials that are being filed as exhibits to this Report, are being filed pursuant to Item 601 of the Commission’s Regulation S-K in lieu of filing the otherwise required exhibits to the Registration Statement. This Report is incorporated by reference into the Registration Statement, and, as such, the Company is incorporating by reference the exhibits to this Report to cause them to be incorporated by reference into the Registration Statement as exhibits thereto. By filing this Report, and the exhibits hereto, however, the Company does not believe that any of the information set forth herein or in the exhibits hereto represent, either individually or in the aggregate, a “fundamental change” (as such term is used in Item 512(a)(1)(ii) of the Commission’s Regulation S-K) in the information set forth in, and incorporated by reference into, the Registration Statement.

Exhibit Number	Description

1.1	Equity Distribution Agreement with respect to the Series A Shares, Series B Shares and Series C Shares, dated March 19, 2019, by and among the Company, the Operating Partnership, the Manager and JonesTrading Institutional Services LLC.

3.1	Articles Supplementary classifying 1,500,000 shares of the Company’s preferred stock as additional Series A Shares.

3.2	Articles Supplementary classifying 1,500,000 shares of the Company’s preferred stock as additional Series B Shares.

3.3	Articles Supplementary classifying 4,000,000 shares of the Company’s preferred stock as additional Series C Shares.

5.1	Legality Opinion of Alston & Bird LLP.

8.1	Tax Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2	Consent of Alston & Bird LLP (included in Exhibit 8.1).

99.1	Other Expenses of Issuance and Distribution (as required by Item 14 of Part II of Form S-3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ Robert H. Rigsby
Name:	Robert H. Rigsby
Title:	Vice President and Secretary

Dated: March 19, 2019